As Filed with the Securities and Exchange Commission on October 18, 1995

                        Registration No: 33-787O-NY

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549
                    __________________________________

                                 FORM S-3
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933
                    __________________________________

                       TRAVEL PORTS OF AMERICA, INC.
             (Exact name of issuer as specified in its charter)

          New York                           16-1128554
          (State or other jurisdiction      (IRS Employer
          of Inc. or Organization)           Identification No.)

                       3495 Winton Place, Building C
                        Rochester, New York  14623
                               (716) 272-1810

 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              John M. Holahan
                                 President
                       3495 Winton Place, Building C
                        Rochester, New York  14623
                               (716) 272-1810

 (Name, address, including zip code, and telephone number, including area code)
                    __________________________________
                                Copies to:
                           Parker L. Weld, Esq.
                          Gullace, Easton & Weld
                         1829 Marine Midland Plaza
                        Rochester, New York  14604
                               (716) 546-1980



     Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement, as determined by the Selling Shareholders.


     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X]




                                     i
                     _________________________________

                      CALCULATION OF REGISTRATION FEE
                    __________________________________
                                   Proposed  Proposed
                                   Maximum   Maximum
Title of Each Class of  Amount     Offering  Aggregate Amount of
Securities to be        to be      Price Per Offering  Registration
Registered              Registered Share(1)  Price(1)  Fee

Shares of Common Stock
($.01 par value) to be
issued upon conversion
of 8.5% Debentures       1,550,000 $3.19    $4,944,500  $1,705.00

Shares of Common Stock
($.01 par value) underlying
Private Placement Warrants  15,500 $3.19    $   49,445  $   17.05

Shares of Common Stock
($.01 par value) underlying
Placement Agent Warrants    77,500 $3.19    $  247,225  $   85.25

     Total Registration Fee                             $1,807.30

     (1) Estimated solely for the purpose of calculating the registration fee pursuant to rule 457(h) under the Securities Act of 1933, based on the average high and low prices of the Common Stock, as reported on the NASDAQ National Market System on October 16, 1995. There were no trades on October 17, 1995.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange commission, acting pursuant to said Section 8(a), may determine.

============================================

The total number of pages in this document is 19. The Exhibit Index is located on the eighteenth (18th) such page, which is designated page II-6 herein.




                                   ii
PROSPECTUS

                       TRAVEL PORTS OF AMERICA, INC.
                   ------------------------------------
                     1,643,000 SHARES OF COMMON STOCK
                        (Par Value $.01 Per Share)
                   ------------------------------------

     This Prospectus relates to offers and sales of 1,643,000 shares of Common Stock, par value $.01 per share (the "Common Stock") of Travel Ports of America, Inc., a New York corporation (the "Company") issuable upon conversion of the Company's outstanding 8.5% Senior Subordinated Convertible Debentures due January 15, 2005 (the "Debentures"), and upon the exercise of outstanding warrants to purchase Common Stock held by the holders of the Debentures (the "Private Placement Warrants") and the Placement Agent for the Debentures (the "Placement Agent Warrants"). The holders of the Debentures, the Private Placement Warrants, and the Placement Agent Warrants are sometimes referred to in this Prospectus collectively as the "Selling Stockholders." See "Selling Stockholders".

     Shares covered by this Prospectus may be offered and sold from time to time directly by the Selling Stockholders or through brokers on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System or otherwise at the prices prevailing at the time of such sales. No specified brokers or dealers have been designated by the Selling Stockholders and no agreement has been entered into in respect of brokerage commissions or for the exclusive or coordinated sale of any securities which may be offered pursuant to this Prospectus. The net proceeds to the Selling Stockholders will be the proceeds received by them upon such sales, less brokerage commissions, if any. The Company will pay all expenses of preparing and reproducing this Prospectus, but will not receive any of the proceeds from sales by any of the Selling Stockholders.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     No dealer, salesman, or any other person has been authorized to give any information or to make any representation other than as contained or incorporated by reference herein and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities by anyone in any jurisdiction in which such offering may not lawfully be made. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or the information herein since the date hereof. See "Certain Investment Considerations".
                     ---------------------------------
             The date of this Prospectus is October 18, 1995.

                             TABLE OF CONTENTS

                                                                       Page

Available Information                                                   2
Incorporation of Certain Documents by Reference                         3
The Company                                                             3
The Offering                                                            4
Use of Proceeds                                                         4
Certain Investment Considerations                                       4
Selling Stockholders                                                    7
Plan of Distribution                                                    9
Experts                                                                 9


                           AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and other information statements, and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission in Washington, D.C., and at certain of its regional offices located as follows: Public Reference Section, 450 Fifth Street, N.W., Room 1204, Washington, D.C. 20549; New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60621. copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1204, Washington, D.C. 20549, at prescribed rates.

     Trades in the Common Stock of the Company are reported on the NASDAQ National Market System. Reports, proxy statements, information statements, and other information concerning the Company can be inspected at the offices of the National Association of Securities Dealers, Inc., located at 1735 K Street N.W., Washington, D.C. 20006. This Prospectus is part of a Registration Statement on Form S-3 (the "Registration Statement") which the Company has filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company reference is hereby made to such Registration Statement, exhibits, and schedules, which may be obtained from the Commission's principal office in Washington, D.C., upon payment of the fees prescribed by the Commission. Statements contained in this Prospectus concerning any document filed as an exhibit are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.




              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company hereby incorporates by reference in this Prospectus the following documents:

     (1) The Company's Annual Report on Form 10-K, as amended, for the fiscal year ended April 30, 1995, filed pursuant to the Exchange Act.

     (2)  Quarterly Report on Form 10-Q for the quarter ended July 31,
1995.

     (3) The description of the Company's Common Stock contained in the Company's registration statement filed under Section 12 of the 1934 Act, including any amendment or report filed for the purpose of updating such description.

     (4) All other documents filed with the Commission by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          Any person receiving a copy of this Prospectus may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents. Written requests should be mailed to Secretary, Travel Ports of America, Inc., 3495 Winton Place, Building C, Rochester, New York 14623. Telephone requests may be directed to (716) 272-1810.

                                THE COMPANY

     Travel Ports of America, Inc., a New York Corporation (the "Company") operates 14 truck and motor plazas in six states (New York, New Jersey, New Hampshire, North Carolina, Indiana and Pennsylvania), a fuel terminal, and related services for the trucking and motor travel industries. Headquartered in Rochester, New York, the Company is publicly held and its Common Stock is traded on the NASDAQ National Market System ("NASDAQ") under the trading symbol TPOA.

     The Company was incorporated in New York in 1979. Its principal offices are located at 3495 Winton Place, Building C, Rochester, New York 14623; telephone (716) 272-1810.






                               THE OFFERING

Securities Offered                1,643,000 shares of Common Stock acquirable
                                  upon conversion of the Debentures and upon exercise of the Private Placement Warrants and the Placement Agent Warrants.


Common Stock Outstanding(1)       5,231,924


Common Stock to be Outstanding A
fter the Offering(2)              6,874,924

(1) as of October 16, 1995

(2) Assuming conversion of all Debentures and exercise of all Warrants.

                              USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Common Stock offered in this Prospectus.

                     CERTAIN INVESTMENT CONSIDERATIONS

     The following factors should be considered together with other information in this Prospectus, in evaluating an investment in the
Company:

     Reliance on Customers' Ability to Travel

     The Company's business is wholly dependent upon the effect that economic and other conditions have on motor vehicle travel in general and, especially, truck travel. Several factors, such as general and regional economic conditions and the price and availability of fuel, may from time to time contribute to a decline in such travel, and such a decline may adversely affect the Company's operations.

     Competition

     The truck stop business in general and the separate aspects that make up such business are all highly competitive. There are several larger truck stop chains than the Company. Also, there are many single operator truck stops throughout the Company's marketing area.



     In addition to other truck stops, the Company faces competition from major and independent oil companies and independent service station operators; national and independent operators of motels and motel chains; national and independent operators of restaurants, fast food chains, diners and other eating establishments; and super markets, department stores, convenience stores, drug stores and other retail outlets.

     Many of the Company's competitors, such as the major oil companies and national and regional motel, restaurant and retail chains, are larger, better established, and have greater financial and other resources than the Company. While the Company intends to attempt to offset these advantages by continuing to offer all of its products and services in one, well chosen, highly visible and easily accessible location, there can be no assurance that this marketing strategy will be successful and profitable.

     Regulation

     The Company's fueling operations are subject to federal, state and local laws and regulations concerning environmental matters. These laws and regulations affect the storing, dispensing and discharge of petroleum and other wastes and affect the Company both in the securing of permits for its fueling operations and in the ongoing conduct of such operations. Facilities that engage primarily in dispensing petroleum products have in the last ten years been the subject of close scrutiny by regulators. Although the Company believes that it maintains operating procedures satisfactory to comply with such regulations and scrutiny, maintains environmental insurance on most of its facilities, and to date has not had any material environmental claim or expense, there can be no assurance that significant cleanup or compliance costs may not be incurred by the Company and may affect the Company's earnings.

     In addition, the Company's motel and restaurant operations are subject to federal, state and local regulations concerning health standards, sanitation, fire and general overall safety. In addition, truck stops must comply with the requirements of local governmental bodies concerning zoning, land use and, as discussed above, environmental factors. Difficulties in obtaining the required licensing or approvals could result in delays or cancellations in the opening of proposed new motor plazas.

     Legal Proceedings

     In 1988, the Company was sued in the Court of Common Pleas, Lucerne County, Pennsylvania by the purchaser (the "Purchaser") of 23 gas stations from the Company claiming violations of a 1987 Agreement of Sale and seeking $2,395,000 in damages, which was the purchase price. Subsequent to the closing of the Agreement of Sale, two stations were conveyed back to the Company and Purchaser received, from an escrow deposit made by Purchaser, $264,793, which will be credited to the Company should there be any recovery in the Purchaser's action. The Purchaser is currently operating 21 of the purchased stations and has not requested a rescission of the Agreement. The largest part of the Purchaser's claim relates to alleged misrepresentations as to the amount of fuel that had been sold at the stations while operated by the Company. As a result of discovery and investigation, the Company is vigorously defending the claim and believes it has a defense to substantially all of the claims.


     The Company has filed a separate claim against the Purchaser seeking reimbursement for gasoline taxes paid to the Commonwealth of Pennsylvania by the Company that the Company claims were the responsibility of the Purchaser in connection with the purchase of the stations. The Company is asking for damages in excess of $50,000.00 and punitive damages in excess of $50,000.00. The matters discussed in this and the preceding paragraph may be consolidated for trial.

     There can be no assurances that the outcome of either or both of the above actions will be favorable to the Company. The loss of the action commenced against the Company could have a material adverse impact on the Company.

     Site Location

     The Company's business depends upon its ability to identify and operate at locations where there is a substantial amount of truck and other motor vehicle traffic. Road relocation, construction of an alternate, more desirable route, or changes in driver preference may cause declines in the number of vehicles to which the Company's facilities are accessible. There can be no assurance that the Company's existing sites will continue to experience reasonable traffic flow, nor that the Company will be successful in choosing profitable sites in the future.

     Dependence on Key Personnel

     The Company is heavily dependent on E. Philip Saunders, its Chairman, and John M. Holahan, its President, for the successful operation and expansion of its business. Mr. Saunders, who has other business interests, devotes approximately 25% of his time to the business of the Company. Mr. Holahan devotes all of his business time to the Company but, inasmuch as there is no employment agreement between the Company and Mr. Holahan, there can be no assurance that he will remain in the Company's employ for any specific period of time. The loss of the services of either of them could adversely affect the operation of the Company.

     Dividends

     There can be no assurance that the operations of the Company will generate sufficient revenues to enable the Company to declare or pay dividends, and for the foreseeable future the Company intends to use any earnings to finance its growth rather than to pay dividends. In addition, loan agreements between the Company and its primary lender, as well as the Debentures, prohibit the declaration of dividends without prior consent by such lender and the holders of Debentures. No dividends have been paid by the Company to date.

     Control

     Members of the management of the Company and their affiliates own approximately 41% of the Company's outstanding Common Stock and are in a position to elect all the directors of the Company and thus control the management and affairs of the Company with the consent of the holders of a relatively small number of additional outstanding shares of Common Stock.


Shares Eligible for Resale

     Of the presently outstanding shares of the Company's Common Stock, approximately 2,105,000 shares are "restricted securities" as that term is defined by Rule 144 promulgated under the Act and may be sold only in compliance with such Rule or pursuant to registration under the Act or pursuant to another exemption therefrom. The Company is unable to predict the effect that sales made under Rule 144, pursuant to future registration statements or otherwise, may have on any then-prevailing market price for the Company's securities, although it is likely that sales or a large number of securities would depress such market price.

     Significant Transactions with Management

     The Company has entered into leases with, and purchases products and services from, organizations owned and operated by shareholders, officers, and/or directors of the Company. Among these agreements is an agreement pursuant to which the Company has agreed to purchase all of its petroleum products through December 1995 for three of its fourteen travel plazas from a corporation owned by the Company's chairman. Management believes that the terms of the purchase agreement and the spot market purchases are fair and competitive when compared with the purchasing opportunities for similar products in like quantities from other vendors. It is possible that conflicts of interest may arise as a result of these relationships.

                           SELLING STOCKHOLDERS

     The following tables set forth the name of each of the Selling Stockholders and (a) the number of shares of Common Stock each such Selling Stockholder beneficially owned as of October 16, 1995; (b) the number of shares of Common Stock to be offered by each such Selling Stockholder and being registered hereby, some or all of which shares may be sold pursuant to this Prospectus; and (c) the number of shares of Common Stock and the percentage, if 1% or more, of the total class of Common Stock outstanding to be beneficially owned by each such Selling Shareholder following this offering, assuming the sale pursuant to this offering of all Common Stock registered hereby. There is no assurance, however, that any of the Selling Shareholders will sell any or all of the shares of Common Stock offered by them hereunder. Unless indicated in a footnote, none of the Selling Stockholders has held any position, office, or material relationship with the Company or any of its predecessors or affiliates within three years of the date of this prospectus.

DEBENTURE HOLDERS:
                                                            Number of
                                        Number of           Shares of
                                        Shares of           Common Stock
                         Number of      Common Stock        Remaining if
                         Shares of      Acquirable (and     All Shares
                         Common Stock   Registered Hereby)  Registered
                         Currently      Upon Conversion or  Hereby Are Sold
Name                     Owned          Exercise            (% if >1%)
E. Philip Saunders (1)   1,600,000      100,000             1,600,000
(23%)


Silverton International
     Fund Ltd.             --           150,000                --

Polar Partners One         --            50,000                --

Kirpet Co.                 --            33,333                --

Compaignie D'Assurances
 Maritimes Aeriennes
 & Terrestres              --           200,000                --

Commonwealth of Virginia   --           200,000                --

Monsanto Master Trust      --           133,333                --

The Bond Fund for Growth   --           650,000                --

John M. Holahan (2)        505,000       16,667               505,000
(7%)

CSC Industries Pension Plan,
Harris Trust &
Services Bank as
Trustee                    --            16,667                --

PRIVATE PLACEMENT WARRANT HOLDERS:

E. Philip Saunders (1)   1,600,000        1,000             1,600,000 (23%)

Silverton International
Fund Ltd.                  --             1,500                --

Polar Partners One         --               500                --

Kirpet Co.                 --               334                --

Selig Zises Rollover IRA   --               833                --

Compaignie D'Assurances
 Maritimes Aeriennes
 & Terrestres              --             2,000                --

Commonwealth of Virginia   --             2,000                --

Monsanto Master Trust      --             1,333                --

The Bond Fund for Growth   --             5,000                --

Banque Oclier Bungumer
  Courvoisier              --             1,000                --

PLACEMENT AGENT WARRANT HOLDER:
Value Investing
Partners, Inc. (3)         --            77,500                --

Footnotes to the Selling Stockholders Tables
(1) Mr. Saunders is Chairman, Chief Executive Officer, and a Director of the Company.

(2) Mr. Holahan is President, Chief Operating Officer, and a Director of the Company. Does not include options to purchase 100,000 additional shares, granted to Mr. Holahan under Incentive Stock Option Plans maintained by the Company.

(3)  The Placement Agent Warrants were granted to Value Investing
Partners, Inc. as partial consideration for its assistance in privately placing $4,650,000 of the Debentures and Private Placement Warrants.

                           PLAN OF DISTRIBUTION

     Any shares of Common Stock offered hereby are being sold by the Selling Stockholders acting as principals for their own account. The Company will not be entitled to any proceeds from the sale of any shares sold by the Selling Stockholders as part of this offering. The distribution of the Common Stock by the Selling Stockholders may be effected from time to time in ordinary brokerage transactions on NASDAQ at market prices prevailing at the time of sale or in one or more negotiated transactions at prices acceptable to the Selling Stockholders. The brokers or dealers through or to whom the Common Stock may be sold may be deemed underwriters of the shares within the meaning of the Securities Act, in which event all brokerage commissions or discounts and other compensation received by such brokers or dealers may be deemed to be underwriting compensation. The Company will bear all expenses of the offering, except that the Selling Stockholders will pay any applicable brokerage fees or commissions and transfer taxes. In order to comply with the securities laws of certain states, if applicable, the shares will be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and is complied with.

                                  EXPERTS

     The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K/A of Travel Ports of America, Inc. for the year ended April 30, 1995, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given upon the authority of said firm as experts in auditing and accounting.


                                  PART II

                INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

          The Company estimates that expenses in connection with the offering described in this Registration Statement, all of which shall be borne by the Company, will be as follows:

     Registration Fee                   $1,807.30
     Legal Fees                             *
     Accounting Fees                        *
     Miscellaneous                          *

          Total                          $  *

     * to be filed by amendment

Item 15.  Indemnification of Directors and Officers

          Sections 721 through 727 of the New York Business Corporation Law (the "BCL") provide that, subject to certain limitations, every corporation created under the provisions of the BCL has the power to indemnify its directors, officers, employees, and agents against certain expenses, judgments, fines, and amounts paid in settlement. Corporations are also permitted to enter into agreements that provide for indemnification rights other than those specifically provided for under the BCL.

          Article XI of the Company's By-Laws provides for the indemnification of officers, directors, and employees of the Company to the full extent permitted by the BCL. In addition, the shareholders of the Company have authorized, and the Company has entered into, Indemnity Agreements with each officer and director of the Company.

Item 16.  Exhibits

Exhibit Number      Description
     4.1            Certificate of Incorporation of the
                    Company [Incorporated herein by reference to Exhibits
                    3(a) and 3(c) to the Company's Registration Statement
                    - File No. 33-7870-NY (the "Registration Statement") and Exhibit 3(c) to the Company's Annual Report on
                    Form 10-K, dated July 27, 1993, for the year ended
                    April 30, 1993.]
     4.2            By-Laws of the Company [Incorporated
                    herein by reference to Exhibit 3(b) to the Registration Statement].

     5              Opinion of Gullace, Easton & Weld dated
                    October 18, 1995.
                                   II-1
     23.1           Consent of Price Waterhouse LLP

     23.2           Consent of Gullace, Easton & Weld
                    (included in their opinion filed as Exhibit 5).

     25             Power of Attorney executed by the
                    Officers and Directors who signed this Registration Statement set forth on pages II-4 and II-5 hereof.

Item 9.   Undertakings

          (a)  The undersigned registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i)  To include any Prospectus required by
          section 10(a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.





                                   II-2
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final jurisdiction of such issue.


                                SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, October 18, 1995.


                              Travel Ports of America, Inc.



                              By:s/ William Burslem III
                                William Burslem III, Vice President






                                   II-3
                             POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John M. Holahan and William Burslem III, or either of them, true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to the Registration Statement, and to file the same with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on the dates indicated.


     NAME                           TITLE                         DATE



s/ E. Philip Saunders                                         October 18, 1995
E. Philip Saunders       Chairman; Chief Executive Officer;
                      Director (Principal Executive Officer)


s/ John M. Holahan                                            October 18, 1995
John M. Holahan          President; Chief Operating Officer;
                         Director


s/ William Burslem III                                        October 18, 1995
William Burslem III      Vice President; Secretary;
                         Chief Financial Officer;
                         Director (Principal Financial
                         and Accounting Officer)


s/ Dante Gullace                                              October 18, 1995
Dante Gullace              Director







                                   II-4
     NAME                        TITLE                        DATE


s/ William A. DeNight                                         October 18, 1995
William A. DeNight         Director



s/ John F. Kendall                                            October 18, 1995
John F. Kendall            Director



s/ John O. Eldredge                                           October 18, 1995
John O. Eldredge           Director


                                   II-5
                              EXHIBIT INDEX

Exhibit Number      Description                                  Page

     4.1            Certificate of Incorporation of the
                    Company                                       *
                    [Incorporated herein by reference to Exhibits 3(a) and 3(c) to the Company's Registration Statement - File No. 33-7870-NY (the "Registration Statement") and Exhibit 3(c) to the Company's Annual Report on Form 10-K, dated July 27, 1993, for the year ended April 30, 1993.]

     4.2            By-Laws of the Company [Incorporated
                    herein                                        *
                    by reference to Exhibit 3(b) to the
                    Registration Statement].

     5              Opinion of Gullace, Easton & Weld
                    dated October 18, 1995.                      19

     23.1           Consent of Price Waterhouse LLP              **

     23.2           Consent of Gullace, Easton & Weld
                    (included in their opinion filed as Exhibit 5).

     25             Power of Attorney executed by the
                    Officers and Directors who
                     signed this Registration
                    Statement set forth on pages
                     II-4 and II-5 hereof.                       --






*  Incorporated by Reference
** To be filed by Amendment


                                   II-6
                                 EXHIBIT 5

                                   October 18, 1995


Travel Ports of America, Inc.
3495 Winton Place
Building C
Rochester, New York 14623

Gentlemen:

     As counsel for Travel Ports of America, Inc., a New York Corporation (the "Company"), we have examined the Company's (a) 8.5% Senior Subordinated Convertible Debentures due January 15, 2005 (the "Debentures") and (b) warrants to purchase the Company's $.01 par value common stock ("Common Stock") held by (i) the holders of Debentures ("Private Placement Warrants") and (ii) the Placement Agent for the Debentures (the "Placement Agent Warrants") and such other records and documents as we deem necessary or advisable in order to enable us to render this opinion. Based upon the above and taking into account such legal considerations as we may deem relevant, it is our opinion that:

     1. The Company is a Corporation duly organized and validly existing under the laws of the State of New York.

     2. The 1,643,000 shares of Common Stock being registered by the Company under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Registration Statement"), are duly authorized and, when such shares are issued by the Company upon conversion of the Debentures, exchange of the Private Placement Warrants, or exchange of the Placement Agent Warrants, such shares will be legally issued, fully paid, and non-assessable shares of Common Stock of the Company.

     We hereby consent to any references to our firm in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,